UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 6, 2019 (February 28, 2019) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2019, Sonic Foundry, Inc. (the "Company") entered into a Note Purchase Agreement (the "Note Purchase Agreement") with Mr. Mark Burish ("Mr. Burish"). The terms and conditions of the Note Purchase Agreement were authorized and approved by the Company's Special Committee of Disinterested and Independent Directors.

The Note Purchase Agreement provides for subordinated secured promissory notes (the "promissory notes") in an aggregate original principal amount of up to $5,000,000. Mr. Burish will acquire from the Company (a) on the initial closing date, the notes in an aggregate principal amount of $3,000,000 (the "Initial Notes") and (b) two additional tranches, each in the amount of $1,000,000 and payable at any time prior to the first anniversary of the Agreement (the "Additional Notes" and together with the Initial Notes, collectively, the "Purchase Price"). The Initial Notes were previously disbursed in January and February of 2019 and the related 8-K filings are incorporated below by reference.

The promissory notes shall accrue interest at the variable per annum rate equal to the Prime Rate (as defined) plus four percent (4.00%). The outstanding principal balance of the promissory notes, plus all unpaid accrued interest, plus all outstanding and unpaid obligations, shall be due and payable on February 28, 2024 (the "Maturity Date"). Principal installments of $100,000 are payable on the last day of each month end beginning with the month ending August 31, 2020 and continuing through the Maturity Date.

The principal of the promissory notes may be prepaid at any time in whole or in part, by payment of an amount equal to the unpaid principal balance to be pre-paid, plus all unpaid interest accrued thereon through the prepayment date, plus all outstanding and unpaid fees and expenses payable through the prepayment date.

At each anniversary of the Closing, an administration fee will be payable to Mr. Burish equal to 0.5% of the purchase price less principal payments made.

The promissory notes are collateralized by substantially all the Company's assets, including intellectual property, subject to the rights of Partners for Growth V, L.P., which shall be senior to these promissory notes.

The Note Purchase Agreement requires compliance with the following financial covenants: (i) Minimum Coverage Ratio, which requires, as of the last day of each month on or after the closing date, the Minimum Coverage Ratio (as defined) to be equal to or greater than (x) 0.7: 1.00 for the December through May calendar months, (y) 0.9:1.00 for the June through November calendar months; (ii) Minimum Qualifying Revenue (as defined), as of the last day of any calendar month, on or after December 1, 2018, on a trailing twelve-month basis, to be less than $13,000,000.

A copy of the Note Purchase Agreement is attached as Exhibit 10.1 to this report and the summary above is qualified by reference to the entire document.

Coincident with execution of the Note Purchase Agreement, the Company entered into a Warrant Agreement ("Warrant") with Mr. Burish. Pursuant to the terms of the Warrant, the Company issued to Mr. Burish a warrant to purchase up to 728,155 shares of common stock of the Company at an exercise price of $1.18 per share, subject to certain adjustments.

A copy of the Warrant is attached as Exhibit 10.2 to this report and the summary above is qualified by reference to the entire document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 8.01 Other Events.

On March 6, 2019, the Company issued a press release announcing the completion of a $5 million round of funding and the intention to finalize filing its annual report for the fiscal year ending September 30, 2018.. The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Note Purchase Agreement between the Company and Mark Burish, dated February 28, 2019.

10.2	Warrant between the Company and Mark Burish, dated February 28, 2019

99.1	Text of press release dated March 6, 2019

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Note Purchase Agreement between the Company and Mark Burish, dated February 28, 2019.
10.2	Warrant between the Company and Mark Burish, dated February 28, 2019
10.3	Promissory Note between Registrant and Mark D. Burish, dated January 4, 2019, filed as Exhibit 10.1 to the Form 8-K filed on January 8, 2019, and hereby incorporated by reference.
10.4
Promissory Note between Registrant and Mark D. Burish, dated January 31, 2019, effective upon receipt of funds on February 5, 2019, filed as Exhibit 10.1 to the Form 8-K filed on February 12, 2019, and hereby incorporated by reference.

10.5	Promissory Note between Registrant and Mark D. Burish, dated February 14, 2019, filed as Exhibit 10.1 to the Form 8-K filed on February 20, 2019, and hereby incorporated by reference.
99.1	Text of press release dated March 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

March 6, 2019

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer